Exhibit 3.2

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK , SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED I S A TRUE AND CORRECT
COPY OF THE CERTIFICATE OF AMENDMENT OF "NISOURCE OPERATING
LLC", CHANGING ITS NAME FROM     "NISOURCE OPERATING LLC" TO "CPG
OPCO GP LLC", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF SEPTEMBER, A.D. 2014, AT 3:22 O ' CLOCK P.M.

     /s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
4468510 8100                AUTHENTICATION: 1719428

141206484                             DATE: 09-22-14
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:27 PM 09/22/2014
FILED 03:22 PM 09/22/2014
SRV 141206484 - 4468510 FILE

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF FORMATION
OF
NISOURCE OPERATING LLC

This Certificate of Amendment to Certificate of Formation, dated September 22, 2014, has been duly executed and is filed pursuant to section 18-202 of the Delaware Limited Liability Company Act (the "Act") to amend the certificate of formation (the "Certificate of Formation") of NiSource Operating LLC (the "Company''), a Delaware limited liability company, under the Act.

1.The name of the Company is: NiSource Operating LLC

2.The Certificate of Formation is hereby amended so that Article 1 is amended and restated in its entirety to read as follows:

"1.    Name. The name of the Company is: CPO OpCo GP LLC"

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Formation as of the date first written above.

/s/ Stephen P. Smith
Stephen P. Smith
Authorized Person

Signature Page to Certificate of Amendment to
Certificate of Formation of NiSource Operating LLC